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         EXHIBIT 10(e) -  SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT


                          REPLACEMENT AND RESTATED
                  SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

                          ------------------------

         THIS AGREEMENT, made and entered into as of the 16th day of August, 1995, by and between NATIONAL CITY BANCSHARES, INC. ("BANCSHARES"), an Indiana corporation, and JOHN D. LIPPERT ("LIPPERT");

                                 WITNESSETH:

         THAT WHEREAS, LIPPERT is employed by The National City Bank of Evansville ("NATIONAL CITY"), a wholly owned subsidiary of BANCSHARES; and

         WHEREAS, the Parties anticipate that LIPPERT will, on or about January 1, 1996, become employed by BANCSHARES as its Chairman and Chief Executive Officer; and

         WHEREAS, under date of May 6, 1994, NATIONAL CITY entered into an agreement in writing ("Supplemental Retirement Benefit Agreement") with LIPPERT, providing him, in addition to his regular Retirement Benefits, with a nonqualified supplemental retirement benefit in the nature of deferred compensation; and

         WHEREAS, to encourage LIPPERT's continued employment with either BANCSHARES or its Affiliates, BANCSHARES has agreed to establish a replacement nonqualified supplemental retirement benefit similar to that provided LIPPERT by NATIONAL CITY;

         NOW, THEREFORE, for and in consideration of the mutual advantages expected to be derived by the Parties by reason of LIPPERT's continued employment by either BANCSHARES or any of its Affiliates, the Parties have agreed as follows:

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         1.      INTERPRETATION AND GENERAL.  Unless otherwise specified herein to the contrary, the following terms shall have the following meanings in and for the purposes of this Agreement:

         (a) "Affiliate(s)" means a subsidiary of BANCSHARES, including NATIONAL CITY.

         (b) "Agreement," "hereof," "herein" and words of similar import have reference to this Agreement as a whole and not to any particular section, subsection or clause hereof.

         (c) "BANCSHARES" means NATIONAL CITY BANCSHARES, INC., an Indiana corporation, and its successors in interest.

         (d) "Deferred Compensation" means the periodic payments to LIPPERT called for by the terms of this Agreement.

         (e) "Disability" means, if LIPPERT is covered by a policy of disability insurance furnished him by BANCSHARES or an Affiliate, total disability as defined in such policy without regard to any waiting period; but if he is not covered by such a policy, Disability means a sickness, accident or injury which, in the judgment of a physician selected by BANCSHARES, will prevent LIPPERT in the foreseeable future from performing substantially all of the normal duties of his employment.

         (f)     "LIPPERT" means the said JOHN D. LIPPERT.

         (g) "Party" or "Parties" means BANCSHARES, LIPPERT or both of them, as the context may require.

         (h) "Regular Retirement Benefits" means those qualified retirement benefits provided for LIPPERT as an employee of either BANCSHARES or an Affiliate.

         (i) "Retirement" means any voluntary termination of LIPPERT's full-time employment with either BANCSHARES or any Affiliate on or after October 19, 1997, or an earlier termination by reason of his Disability.

         (j)     "Year" means the calendar year.





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All headings set forth herein are included for convenience of reference only and shall not affect the interpretation hereof. The singular of any noun or pronoun shall, when used herein, include the plural, the plural the singular and any gender all other genders.

         2. TERMINATION OF PRIOR AGREEMENT. The Supplemental Retirement Benefit Agreement dated May 6, 1994, between NATIONAL CITY and LIPPERT is hereby terminated in all respects and replaced and restated in its entirety by this Agreement.

         3. BANCSHARES' OBLIGATION FOR DEFERRED COMPENSATION. As additional compensation for LIPPERT's services prior to Retirement, and in addition to LIPPERT'S Regular Retirement Benefits, and as a further inducement to LIPPERT to remain in the employ of either BANCSHARES or an Affiliate until Retirement, BANCSHARES shall, commencing November 1, 1998 (but only if LIPPERT has been continuously in the employ of BANCSHARES or an Affiliate until Retirement), pay or cause him to be paid Deferred Compensation at the rate of Twenty-five Thousand Dollars ($25,000.00) per Year for the balance of his lifetime.

         4. PAYMENT OF DEFERRED COMPENSATION. The Deferred Compensation shall be paid in installments at such payroll periods and in like manner as may be uniformly established from time to time by BANCSHARES for the compensation of its salaried employees. If, in the opinion of the Board of Directors of BANCSHARES, LIPPERT is at any time under legal disability or is otherwise incapacitated in such a way as to be unable to manage his financial affairs, the Deferred Compensation may be paid from time to time in such of the following manners as the Board of Directors of BANCSHARES may deem best, namely:

    (i)  directly to LIPPERT, regardless of competency;





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   (ii)  to LIPPERT's legally appointed guardian or conservator;

  (iii) to any relative or friend of LIPPERT selected by BANCSHARES, or to any person having his physical custody for the use by such relative, friend or other person for his care and support; or

   (iv) by direct payment by BANCSHARES for the care and support of LIPPERT. The receipt by any one of any portion of the Deferred Compensation to whom payment is so made shall be a complete discharge of BANCSHARES for such payment.

         5. GENERAL OBLIGATION OF BANCSHARES. The Deferred Compensation is and shall at all times remain an unfunded and unsecured general obligation of BANCSHARES, and LIPPERT shall at all times be deemed to be an unsecured creditor of BANCSHARES in respect thereof. LIPPERT shall at no time have any right or claim to the Deferred Compensation except as and when due and payable hereunder. Upon LIPPERT's death, BANCSHARES' obligation to make further payments of the Deferred Compensation shall terminate as of the date of the payroll period ending immediately following his death, and without proration. All rights to the Deferred Compensation are personal to LIPPERT, and neither this Agreement nor any right or interest of LIPPERT arising hereunder is subject to any voluntary or involuntary alienation, transfer, assignment or anticipation, nor to garnishment, attachment or other claims of creditors.

         6. BANCSHARES' AUTHORIZATION TO WITHHOLD. BANCSHARES shall deduct and withhold from each payment of the Deferred Compensation any and all amounts which may be required by applicable law or regulation; and LIPPERT, on behalf of himself, his heirs and legatees, releases BANCSHARES and agrees to indemnify BANCSHARES and hold it harmless from any liability by reason of any determination made by it in good faith as to BANCSHARES' obligation to make any such deduction or





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withholding, and from any liability to any governmental authority for failing to so deduct or withhold.

         7. NOTICES. Any notices, requests, elections or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or courier (including Federal Express and other such courier services) or deposited with the United States Postal Service for delivery by registered or certified mail, return receipt requested, postage fully prepaid and properly addressed to the Party to whom the communication is directed at its address set forth below:

         TO LIPPERT:              Mr. John D. Lippert
                                  516 Wyndclyff Drive
                                  Evansville, IN  47711

         TO BANCSHARES:           National City Bancshares, Inc.
                                  227 Main Street
                                  Evansville, IN  47708

                                  ATTENTION:  PRESIDENT

Any such notice, request, election or other communication shall be considered given on the date of such hand or courier delivery or deposit with the United States Postal Service, and shall be considered received on the date of hand or courier delivery or on the third (3rd) day following deposit with the United States Postal Service in the manner provided above. Rejection or other refusal to accept or inability to deliver because of a changed address as to which no notice was given shall nevertheless be deemed to have been received by the addressee. Either Party may by like notice at any time, and from time to time, designate a different address to which communications shall be sent.

         8. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the state of Indiana. Venue of any action brought by either





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Party in respect of this Agreement is placed in any of the courts of general jurisdiction of Vanderburgh County, Indiana.

         9. ENFORCEMENT COSTS. If it becomes necessary for either Party to file suit against the other for the purpose of enforcing rights hereunder, the prevailing Party shall be entitled to receive judgment against the other, in addition to whatever relief is granted by the court, for his or its attorney's fees and other costs and fees incurred in connection with either the prosecution or defense of such suit.

         10. MISCELLANEOUS. This Agreement may be modified only by an agreement in writing executed by both of the Parties. Subject to the prohibition against any assignment or alienation by LIPPERT, this Agreement shall be binding upon and shall inure to the benefit of both Parties and their respective heirs, legal representatives, personal representatives, successors and assigns. The waiver by either Party of a breach of the provisions hereof shall not operate nor be construed as a waiver of any subsequent breach hereof.

         WITNESS THE EXECUTION HEREOF as of the day and year first above written.


                                "BANCSHARES"

                                                 NATIONAL CITY BANCSHARES, INC.


ATTEST:
                                                 BY:  /s/  ROBERT A KEIL
                                                      -------------------------
                                                      Robert A. Keil, President

/s/  HAROLD A. MANN
-------------------------
Harold A. Mann, Secretary

                                  "LIPPERT"



                                                 /s/  JOHN D. LIPPERT
                                                 ------------------------------
                                                 JOHN D. LIPPERT





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